EXHIBIT 10.5

Execution Copy

Third Point Reinsurance Limited

Share Incentive Plan

Section 1.

Purpose

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management and employee team upon whose judgment, interest, and special effort the successful conduct of its and their operations is largely dependent.

Section 2.

Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: as defined in Section 5.3. For the avoidance of doubt, the term “Adjustment Event” shall not include any issuance of Shares at Fair Market Value.

Board: the Board of Directors of the Company.

Cause: shall mean (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties; (ii) the Participant’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any

Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary); or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Cause”, “Cause” shall have the meaning specified in such Participant’s employment agreement.

Change in Control: the first to occur of the following:

(i) the acquisition (whether by purchase, merger, consolidation, or other similar transaction) by any person, entity, or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of all or substantially all of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Sponsors, or any affiliates of any of the foregoing; or

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or any Sponsor.

Change in Control Price: the per Share consideration paid in conjunction with any transaction resulting in a Change in Control as determined in good faith by the Board, or, if so determined by the Board, if any part of the consideration is payable other than in cash, the Fair Market Value of such consideration as determined in good faith by the Board.

Chief Executive Officer: the Chief Executive Officer of the Company.

Closing Date: the date of the “Closing,” as such term is defined in each of the Subscription Agreements, dated as of December 22, 2011, by and between the Company and the Sponsors.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

Company: Third Point Reinsurance Limited, a Bermuda corporation, and any successor thereto.

Deferral Condition: as defined in Section 7.5.

Determination Date: as defined in Section 7.2.

Disability: a physical or mental impairment that renders a Participant unable to perform the essential functions of the Participant’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least 60 consecutive days; provided that with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Disability”, “Disability” shall have the meaning specified in such Participant’s employment agreement. A physician selected by the Company or its insurers shall make the determination of the existence of a Disability.

Employee: any officer or other key employee of the Company or any Subsidiary.

Fair Market Value: if no Public Offering has occurred, the fair market value of a Share as determined by the Committee. In making a determination of the Fair Market Value, the Committee, using a reasonable method reasonably applied, shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Committee to obtain any such independent valuation). Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a Share as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a Share as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Share transactions reported on such exchange or system during such ten-business-day period, Fair Market Value shall mean the closing sales price on the trading date before the commencement of such period.

Financing Agreements: means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time.

Good Reason: has the meaning, if any, set forth in a Participant’s Option Agreement. If a Participant’s Option Agreement does not contain a definition of Good Reason, then the terms of the Plan relating to Good Reason shall not be operative with respect to such Participant.

Incentive Stock Option: an “incentive stock option” within the meaning of Section 422 of the Code.

Indemnified Person: as defined in Section 10.5.

Members Agreement: the Agreement Among Members, dated as of the Closing Date, among the Company, the Sponsors, and certain other shareholders of the Company, as it may be amended from time to time.

Nonqualified Stock Option: an Option that is not an Incentive Stock Option.

Option: the right to purchase Shares pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option or (ii) a Nonqualified Stock Option.

Option Agreement: the agreement entered into between the Company and a Participant evidencing the grant of an Option.

Option Shares: as defined in Section 6.7.

Participant: any Employee or member of the Board designated by the Committee to receive an award of Options under the Plan.

Payments: as defined in Section 8.2.

Plan: this Third Point Reinsurance Limited Share Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding Shares, on a fully diluted basis, or (ii) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System, or an equivalent internationally recognized securities exchange or quotation system.

Purchase Price: the purchase price per Option Share determined in accordance with Section 7.2.

Registration Rights Agreement: the Registration Rights Agreement, dated as of the Closing Date, among the Company, the Sponsors, and certain other shareholders of the Company, as it may be amended from time to time.

Shares: the Class A common shares of the Company, par value $0.10 per share.

Sponsors: collectively, Daniel S. Loeb, KEP TP Holdings, L.P., KIA TP Holdings, L.P. and Pine Brook LVR, L.P.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Section 3.

Eligibility and Participation

Participants in the Plan shall be those Employees and members of the Board selected by the Committee in consultation with the Chief Executive Officer to participate in the Plan. The selection of an Employee or a member of the Board as a Participant shall neither entitle such Employee or Board member to, nor disqualify such Employee or Board member from, participation in any other award or incentive plan of the Company or any Subsidiary.

Section 4.

Administration

4.1. Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and members of the Board to whom Options shall be granted (which may include Employees and members of the Board who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of Shares covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced and to designate Options as Incentive Stock Options or Nonqualified Stock Options. The proper officers of the Company may suggest to the Committee the Participants who should receive Options. The terms and conditions of each Option grant shall be determined by the Committee at the time of grant and shall be set forth in the Participant’s Option Agreement, and subject to Section 9, such terms and conditions shall not be subsequently changed in a manner that would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee or member of the Board shall neither entitle such Employee or member of the Board to, nor disqualify him or her from, the grant of any other Options.

4.2. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options that may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

4.3. Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Section 5.

Shares Subject to the Plan

5.1. Number. Subject to the provisions of Section 5.3, the number of Shares subject to Options under the Plan may not exceed 11,627,906 Shares, all of which may be subject to grants of Incentive Stock Options. The Shares to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

5.2. Cancelled, Terminated, or Forfeited Options. Any Shares subject to an Option that for any reason other than the failure to satisfy a “Capital Condition” (as defined in an Option Agreement) expires or is cancelled, terminated, forfeited, substituted for, or otherwise settled without the issuance of such Shares shall again be available for grant under the Plan.

5.3. Adjustment in Capitalization. If at any time or from time to time after the Closing Date the Company shall (i) declare a dividend or make a distribution on its Shares payable in Shares, (ii) subdivide its outstanding Shares into a larger number of shares, (iii) combine its outstanding Shares into a smaller number of shares, (iv) increase or decrease the number of Shares outstanding by reclassification of its Shares, or (v) issue by reclassification of its Shares other securities of the Company (each of clauses (i)–(v), an “Adjustment Event”), then the Committee shall adjust the number of Shares available for issuance under the Plan and the number, class, and exercise price of any outstanding Option, and/or make such substitution, revision, or other provisions with respect to any outstanding Option or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing, in the event of any such Adjustment Event, the Committee shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Options, the prices specified therein, and the securities, cash, or other property to be received upon the exercise or conversion thereof. After any adjustment made pursuant to this Section 5.3, the number of shares subject to each outstanding Option shall be rounded down to the nearest whole number. Any action taken pursuant to this Section 5.3 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code. For the avoidance of doubt, the issuance of Shares by the Company for value shall not constitute an Adjustment Event.

Section 6.

Stock Options

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable, and such other terms as the Committee shall determine.

6.2. Option Price. Nonqualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per Share determined by the Committee, provided that such per Share exercise price may not be less than the Fair Market Value of a Share on the date the Option is granted.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination, or cancellation of the Option. Subject to Section 10.7, an Option may be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it is then exercisable.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which, unless the Committee shall determine otherwise, shall require that (x) as a condition to the issuance of any Shares upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Members Agreement and the Registration Rights Agreement with respect to such Shares, (y) written notice of exercise be given to the Company, and (z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, or (ii) at any time following a Public Offering, in unencumbered Shares that have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered Shares. Subject to Section 10.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price, and receipt of evidence of the Participant’s execution of the Members Agreement and the Registration Rights Agreement in accordance with this Section 6.4, the Company shall issue in the name of the Participant a certificate or certificates representing the acquired Shares.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code.

6.6. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of death or Disability, any Options granted to such Participant that on or prior to the date of such termination have become exercisable in accordance with Section 6.3, or that would have otherwise become exercisable on the vesting date immediately following the date of such termination in accordance with Section 6.3, may be exercised by the Participant or, in the case of death, the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 10.2) at any time prior to (i) the first anniversary of the Participant’s termination of employment or (ii) the expiration of the term of the Options, whichever period is shorter.

6.7. Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, any Options granted to such Participant that on or prior to the date of such termination have become exercisable in accordance with Section 6.3 may be exercised by the Participant at any time (i) during the three-month period following the date of such termination, and (ii) the expiration of the term of the Options, whichever period is shorter. Notwithstanding the foregoing, unless otherwise determined by the Committee at the time of grant and subject to requirements and/or conditions under any applicable law, upon such termination of a Participant’s employment with the Company or any Subsidiary, the Company or the Sponsors may pursuant to Section 7 repurchase all or any portion of the Shares either then held by such Participant that were acquired upon the exercise of an Option or that such Participant will acquire from the exercise of any Options exercisable as of the date of such termination (together, the “Option Shares”).

6.8. Termination of Employment without Cause or for Good Reason. The treatment of any Options granted to a Participant upon the Participant’s termination of employment by the Company without Cause or by the Participant for Good Reason will be as set forth in the Participant’s Option Agreement pertaining to such Options.

6.9. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment with the Company or any Subsidiary terminates for any reason other than one described in Sections 6.6, 6.7, or 6.8, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time (i) during the three-month period following the Participant’s termination of employment or (ii) prior to the expiration of the term of such Options, whichever period is shorter. Notwithstanding the foregoing, unless otherwise determined by the Committee at the time of grant and subject to requirements and/or conditions under any applicable law, upon such termination of a Participant’s employment with the Company or any Subsidiary, the Company or the Sponsors may pursuant to Section 7 repurchase all or any portion of the Participant’s Option Shares.

6.10. Termination of Options. Unless otherwise determined by the Committee at the date of grant or as set forth in this Section 6, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be cancelled effective upon the date of such termination.

6.11. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason, on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option Agreement, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

Section 7.

Right of Company and Sponsors to Purchase Shares from Participants (“Call Right”)

7.1. Right to Repurchase Shares. If the Participant’s employment with the Company or any Subsidiary terminates pursuant to Section 6.7 or Section 6.9 prior to a Public Offering, the Company may elect to purchase all or a portion of the Option Shares by written notice to the Participant delivered on or before the 60th day after the Determination Date. The Sponsors may elect to purchase all or any portion of the Option Shares that the Company has not elected to purchase by written notice to the Participant delivered at any time on or before the 80th day after the Determination Date.

7.2. Purchase Price. If the Participant’s employment with the Company or any Subsidiary terminates pursuant to Section 6.9 prior to a Public Offering, the purchase price per Option Share pursuant to this Section 7 shall equal the Fair Market Value as of the later of (i) the effective date of the Participant’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Participant’s acquisition of the Option Shares (such date, the “Determination Date”). If the Participant’s employment with the Company or any Subsidiary is terminated prior to a Public Offering pursuant to Section 6.7, the purchase price per Option Share pursuant to this Section 7 shall equal the lesser of (x) the Option exercise price per Share paid by the Participant to acquire such Option Share and (y) the Fair Market Value of such Option Share as of the Determination Date.

7.3. Closing of Purchase; Payment of Purchase Price. Subject to Section 7.5, the closing of a purchase pursuant to this Section 7 shall take place at the principal office of the Company no later than the 90th day following the Determination Date. At the closing, (i) the Company or the Sponsors, as the case may be, shall, subject to Section 7.4, pay the Purchase Price to the Participant and (ii) if the Participant actually holds any certificates or other instruments representing the Option Shares so purchased, the Participant shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Participant or directing that the Option Shares be so transferred to the purchaser thereof, as the Company may reasonably require.

7.4. Application of the Purchase Price to Certain Loans or Other Obligations. The Company and the Sponsors shall be entitled to apply any amounts otherwise payable pursuant to this Section 7 to discharge any indebtedness of the Participant to the Company or any of its Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries, or to offset any such amounts against any other obligations of the Participant to the Company or any of its Subsidiaries.

7.5. Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Plan, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Option Shares from the Participant if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase if the Company otherwise lacks the funds to pay the purchase price) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Financing Agreements; (ii) such repurchase would violate any of the terms or provisions of the Company’s governing corporate documents; (iii) the Company has no funds legally available to make such payment under applicable law; (iv) such repurchase would result in an adverse ratings action against the Company or any of its Subsidiaries by A.M. Best & Company; or (v) the Board concludes it would not be in the interest of the Company to repurchase such Option Shares (each, a “Deferral Condition”). If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 7 is prevented by the terms of the preceding sentence, (x) the payment of the applicable Purchase Price shall be postponed and will take place at the first opportunity after the Board determines that the Deferral Condition no longer exists; (y) such repurchase obligation shall rank against other similar repurchase obligations with respect to Shares according to priority in time of the effective date of the termination of employment giving rise to such repurchase; and (iii) the Purchase Price shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the Company’s senior secured bank indebtedness outstanding during the delay period.

7.6. Right to Retain Shares. If the rights of the Company and the Sponsors to purchase the Option Shares pursuant to this Section 7 are not exercised within the applicable time periods specified in Section 7.1 with respect to all of the Option Shares, the Participant shall be entitled to retain the remaining Option Shares, although those Option Shares shall remain subject to all of the other provisions of this Plan.

7.7. Notice of Termination; Etc. Prior to a Public Offering, the Company shall give prompt written notice to the Sponsors of any termination of a Participant’s employment with the Company and of the Company’s decision whether or not to purchase Option Shares pursuant to Section 7.1.

7.8. Expiration upon a Public Offering. The provisions of this Section 7 shall terminate upon a Public Offering, provided that such termination shall not affect any payment obligation postponed pursuant to Section 7.5.

7.9. Allocation of Purchase Rights. The Sponsors may allocate their purchase rights under this Section 7, as among themselves, in such manner as they, in their sole discretion, may agree from time to time; provided that in the event the Sponsors do not reach an agreement with respect to such allocation prior to the time at which any such purchase would occur, the rights shall be allocated pro rata between the Sponsors based on their ownership of the Company’s Shares at the time of such purchase.

Section 8.

Change in Control

8.1. Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment by the Company to each Option holder of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

8.2. Waiver of Benefits. Notwithstanding anything contained in this Plan or any Option Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Plan, any Option Agreement, or any other agreement or arrangement between the Company or any Subsidiary and a Participant (collectively, the “Payments”) would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such Participant shall be entitled to waive any or all of such Payments to the extent necessary to avoid the application of the excise tax under Section 4999 of the Code. In addition, if (x) immediately prior to a change in ownership or control (within the meaning of Section 280G of the Code), the Company is a corporation described in Section 280G(b)(5)(A)(ii)(I) of the Code, and (y) the Participant elects to provide the waiver contemplated by this Section 8.2, the Company shall use its reasonable efforts to cause any Payments arising out of or in connection with such change in ownership or control to which the Participant is or may become entitled to be submitted for shareholder approval in accordance with Section 280G(b)(5)(B) and Treas. Reg. Section 1.280G-1, Q&A-7.

Section 9.

Amendment, Modification, and Termination of the Plan

9.1. In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan and any unvested Options (but not any previously granted vested Options) in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 6 hereof (or in any Option Agreement), substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options; provided that if such alteration, amendment, suspension, or termination shall not preserve the economic value, as determined by the Committee in its sole good faith discretion, of any previously granted unvested Options, the Committee shall only be permitted to alter, amend, suspend, or terminate such previously granted unvested Options if it shall obtain the consent of the holders of a majority of all unvested Options granted under the Plan that are similarly affected by such amendment; and provided, further, that any such substitution of alternative vesting and exercisability criteria and any imposition of blackout periods shall be subject to the consent of the Chief Executive Officer.

9.2. Public Offering. In addition to Section 9.1, in the event of a Public Offering, the Committee shall have the authority to amend any outstanding Options to provide for the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate.

Section 10.

Miscellaneous Provisions

10.1. Nontransferability of Options. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a trust, corporation, partnership, or limited liability company established by and for the benefit of a Participant holding Options under the Plan for estate-planning purposes of such Participant (such permission not to be unreasonably withheld), no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such permitted transferee.

10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

10.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee or member of the Board shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment. For purposes of this Plan, the “employment” shall be deemed to refer to the Participant’s provision of services to the Company or any Subsidiary as an employee or independent contractor (including as a nonemployee member of the Board), and the “termination of employment” and corollary phrases shall be deemed to refer to the Participant’s cessation of such services in all capacities.

10.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum federal, state, local, and foreign withholding tax requirements with respect to any Option, and the Company or such Subsidiary may defer payment or issuance or delivery of Shares until such requirements are satisfied.

10.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall, to the maximum extent provided under the Company’s Certificate of Incorporation or By-Laws, be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit, or proceeding to which such

Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan (or any Option Agreement) and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

10.7. Requirements of Law. The granting of Options, the exercisability of any Options, and the issuance of Shares shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

10.9. No Impact On Benefits. Options granted under the Plan (including the proceeds upon exercise thereof) shall not be included as compensation for purposes of calculating an Employee’s or Board member’s benefits under any employee benefit plan unless expressly provided under such employee benefit plan.

10.10. Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives Shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such Shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell, or otherwise dispose of such Shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such Shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

10.11. Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

10.12. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant, or any other persons.

10.13. No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.

10.14. Unsecured Creditor. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

10.15. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

10.16. Term of Plan. This Plan shall be effective as of the Closing Date and shall expire on the tenth anniversary of the Closing Date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 9.

10.17. Section 409A of the Code. This Plan and any Option Agreement entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.